EXHIBIT 21.0

SUBSIDIARIES OF GREENE COUNTY BANCORP, INC.

Company                                                                                                      Percent Owned

The Bank of Greene County                                                                      100.0% owned by Greene County Bancorp, Inc.

Greene County Commercial Bank                                                             100.0% owned by The Bank of Greene County

Greene Property Holdings, Ltd                                                                  100.0% owned by The Bank of Greene County